Exhibit 10.29

OFFICE LEASE AGREEMENT

BILTMORE CENTER II

(NORTHERN TRUST TOWER)

2398 East Camelback Road

Phoenix, Arizona 85016

AB/VWP BFC OWNER, LLC,

a Delaware limited liability company,

AS LANDLORD

AND

DERMAVANT SCIENCES, Inc., a Delaware corporation

AS TENANT

DATED

March 19, 2018

TABLE OF CONTENTS

1.	Definitions and Basic Provisions		1
2.	Lease Grant		1
3.	Tender of Possession		2
4.	Rent		3
5.	Delinquent Payment; Handling Charges		4
6.	Letter of Credit/Security Deposit		4
7.	Services; Utilities; Common Areas		5
	(a)	Services	5
	(b)	Excess Utility Use	6
	(c)	Common Areas	7
8.	Alterations; Repairs; Maintenance; Signs		7
	(a)	Alterations	9
	(b)	Repairs; Maintenance	9
		(i) By Landlord	9
		(ii) By Tenant	10
		(iii) Performance of Work	11
	(c)	Mechanic’s Liens	12
	(d)	Signs	12
9.	Use		13
10.	Assignment and Subletting		13
	(a)	Transfers	14
	(b)	Consent Standards	14
	(c)	Request for Consent	14
	(d)	Conditions to Consent	15
	(e)	Attornment by Subtenants	15
	(f)	Cancellation	15
	(g)	Additional Compensation	15
	(h)	Permitted Transfers	15
11.	Insurance; Waivers; Subrogation; Indemnity		16
	(a)	Tenant’s Insurance	16
	(b)	Landlord’s Insurance	18
	(c)	No Subrogation	18
	(d)	Indemnity	18
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee		19
	(a)	Subordination	19
	(b)	Attornment	20
	(c)	Notice to Landlord’s Mortgagee	20
	(d)	Landlord’s Mortgagee’s Protection Provisions	20
13.	Rules and Regulations		20
14.	Condemnation		21
	(a)	Total Taking	21
	(b)	Partial Taking—Tenant’s Rights	21
	(c)	Partial Taking—Landlord’s Rights	21
	(d)	Award	21
15.	Fire or Other Casualty		21

	(a)	Repair Estimate	21
	(b)	Tenant’s Rights	21
	(c)	Landlord’s Rights	22
	(d)	Repair Obligation	22
	(e)	Abatement of Rent	22
16.	Personal Property Taxes		22
17.	Events of Default		22
	(a)	Payment Default	22
	(b)	Abandonment	23
	(c)	Estoppel/Financial Statement/Commencement Date Letter	23
	(d)	Insurance	23
	(e)	Mechanic’s Liens	23
	(f)	Other Defaults	23
	(g)	Insolvency	23
18.	Remedies		23
	(a)	Termination of Lease	23
	(b)	Termination of Possession	24
	(c)	Perform Acts on Behalf of Tenant	24
	(d)	Alteration of Locks	25
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies		25
	(a)	Payment by Tenant	25
	(b)	No Waiver	25
	(c)	Cumulative Remedies	25
	(d)	No Designation	25
	(e)	No Counterclaims	26
20.	Landlord’s Lien		26
21.	Surrender of Premises		26
22.	Holding Over		27
23.	Certain Rights Reserved by Landlord		27
	(a)	Building Operations	27
	(b)	Security	27
	(c)	Repairs and Maintenance	28
	(d)	Prospective Purchasers and Lenders	28
	(e)	Prospective Tenants	28
24.	Substitution Space		28
25.	Hazardous Materials		28
26.	Miscellaneous		31
	(a)	Landlord Transfer	31
	(b)	Landlord’s Liability	31
	(c)	Force Majeure	31
	(d)	Brokerage	31
	(e)	Estoppel Certificates	32
	(f)	Notices	32
	(g)	Separability	32
	(h)	Amendments; Binding Effect	32
	(i)	Quiet Enjoyment	32

(j)	No Merger	32
(k)	No Offer	33
(l)	Entire Agreement	33
(m)	Waiver of Jury Trial	33
(n)	Governing Law	33
(o)	Recording	33
(p)	Joint and Several Liability	33
(q)	Financial Reports	33
(r)	Landlord’s Fees	34
(s)	Telecommunications	34
(t)	Representations and Warranties	34
(u)	Confidentiality	35
(v)	Authority	35
(w)	Adjacent Excavation	35
(x)	Conference Rooms	35
(y)	Cancellation Option	36
(z)	List of Exhibits	37

BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	March 19, 2018

Landlord:	AB/VWP BFC Owner, LLC, a Delaware limited liability company

Tenant:	Dermavant Sciences, lnc. a Delaware corporation

Premises:	Suite No. 1060, containing 10,346 rentable square feet, in the building commonly known as Biltmore Center II (Northern Trust Tower) (the “Building”), and whose street address is 2398 East Camelback Road, Phoenix, Arizona 85016. The Premises are outlined on the plan attached to the Lease as Exhibit A. The term “Project” shall collectively refer to the Building, the real property and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The term “Complex” shall collectively refer to the Building and any other buildings which comprise the multi-building Complex from time to time owned by Landlord, if applicable (which other buildings currently have the following street addresses: 2390 and 2394 East Camelback Road, Phoenix, Arizona 85016.

Right of First Refusal:	See Exhibit I.

Term:	Approximately 89 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 89th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Option to Extend Term	See Exhibit L

Commencement Date:	The earlier of: (a) the date on which Tenant occupies any portion of the Premises for the purpose of conducting business therein; and (b) September, 1 2018 (subject, however, to the provisions of Section 3 hereof).

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

Months of Term	Annual Base Rent Rate per Rentable Square Foot**	Monthly Base Rent**
1-12	$39.50	$34,055.58
13-24	$40.50	$34,917.75
25-36	$41.50	$35,779.92

37-48	$42.50	$36,642.08
49-60	$43.50	$37,504.25
61-72	$44.50	$38,366.42
73-84	$45.50	$39,228.58
85-89	$46.50	$40,090.75

*	plus any partial calendar month at the beginning of the Term.
**	plus applicable sales and transaction privilege taxes.

Rent Abatement:	Notwithstanding anything otherwise provided in this Basic Lease Information, as an inducement to Tenant entering into the Lease, Landlord has agreed to abate the monthly installments of Base Rent that would otherwise be payable for the first five (5) full calendar months of the Term commencing on the Commencement Date (the “Rent Abatement”). Landlord’s agreement to provide the Rent Abatement to Tenant is expressly conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of the Lease. In the event of a default under the terms of the Lease by Tenant, which continues beyond the expiration of any applicable notice and cure period, the then-unamortized portion of the Rent Abatement (amortized on a straight-line basis over that portion of the initial Term during which Base Rent is payable) as of the date of default shall be immediately due and payable by Tenant to Landlord. The acceptance by Landlord of any payment or cure of the default which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance. Tenant acknowledges and agrees that nothing in this paragraph is intended to limit any other remedies available to Landlord in the event Tenant defaults under the Lease.

Letter of Credit	See Section 6. The initial Letter of Credit amount shall be $759,703.00 [TI Allowance of $569,030.00 + leasing commission of $190,673.00]

Rent:	Base Rent, Operating Costs, Taxes and Insurance (each as defined in Exhibit B hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease. All Operating Costs, Taxes, Insurance and other amounts payable under the Lease, other than the Base Rent, are sometimes collectively referred to in the Lease as “Additional Rent”.

Rent Payment Address:	Standard Mail AB/VWP BFC Owner LLC P.O. Box 845357 Los Angeles, CA 90084-5357

Overnight Delivery

Lockbox Services 845357 Attn: AB/VWP BFC Owner LLC 3440 Flair Drive El Monte, CA 91731

Permitted Use:	General office use, and for no other purpose whatsoever.

Base Year:	2019.

Tenant’s Proportionate Share:	3.59%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time of execution of the Lease is 288,076 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the date of the Lease and shall be binding upon them.

Parking Spaces:	During the Term, Tenant shall have the right to use, and commencing upon the expiration of the first five (5) months of the Term the obligation to pay for, forty (40) total covered parking spaces, consisting of: (a) ten (10) covered, reserved parking spaces; and (b) thirty (30) covered, non-reserved parking spaces. Parking charges are payable monthly, in advance.

Initial Monthly Parking Rates:	$95.00 per month per covered, reserved parking space, plus applicable taxes $75.00 per month per covered, non-reserved parking space, plus applicable taxes

Notwithstanding anything otherwise provided in this Basic Lease Information, as an inducement to Tenant entering into the Lease, Landlord has agreed to abate the Parking Charges that would otherwise be payable for the first five (5) months of the Term commencing on the Commencement Date (the “Parking Abatement”). Landlord’s agreement to provide the Parking Abatement to Tenant is expressly conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of the Lease. In the event of a default under the terms of the Lease by Tenant, which continues beyond the expiration of any applicable notice and cure period, the then-unamortized portion of the Parking Abatement (amortized on a straight-line basis over that portion of the initial Term during which Parking Charges are payable) as of the date of default shall be immediately due and payable by Tenant to Landlord. Tenant acknowledges and agrees that nothing in this paragraph is intended to limit any other remedies available to Landlord in the event Tenant defaults under the Lease.

Tenant Improvement Allowance:	$569,030.00 (based on $55/rentable square foot)

Initial Liability Insurance Amount:	$5,000,000

Broker/Agent:	For Tenant: Colliers International (Kathy Foster)

For Landlord: Colliers International (Phil Breidenbach)

Tenant’s Address:	Following Commencement Date:

2398 E. Camelback Road, Suite 1060 Phoenix, AZ 85016 Attention:

Prior to Commencement Date:

320 West 37th Street, 5FL New York, NY 10018 Attention: General Counsel; cc: Facilities Operations

Landlord’s	For all Notices:

Address:	AB/VWP BFC Owner, LLC c/o VWP Realty, LLC 2390 E. Camelback Road, Suite 305 Phoenix, AZ 85016 Attn: General Manager

[Remainder of Page Intentionally Left Blank]

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	AB/VWP BFC OWNER, LLC,
a Delaware limited liability company

	By:	/s/ Steven R Schwarz
	Name:	Steven R Schwarz
	Title:	VP

TENANT:	DERMAVANT SCIENCES, Inc., a Delaware corporation

	By:	/s/ Ippolito Ippolito (Mar 19, 2018)
	Name:	Ippolito Ippolito
	Title:	President

v

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of March 19, 2018, between AB/VWP BFC OWNER, LLC, a Delaware limited liability company (“Landlord”), and DERMAVANT SCIENCES, lnc., a Delaware corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means, initially and until further notice by Landlord, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day (and the day after Thanksgiving) and Christmas Day; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project (including the Declaration of Covenants, Conditions, Restrictions, Assessments, Charges, Servitudes, Liens, Reservations and Easements for the Property, dated July 20, 1987, as amended, herein the “Declaration”), and “Law” shall mean any of the foregoing; “Normal Business Hours” means 7:00 a.m. to 6:00 p.m. on Business Days and 9:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information). The Premises shall be prepared for Tenant’s occupancy in the manner and subject to the provisions of Exhibit C attached hereto and made a part hereof. As used in this Lease, “rentable square feet” shall be determined by multiplying “usable square feet” (as determined based upon the ANSI/BOMA Z65.1- 2010 [modified] standard promulgated by the Building Owners and Managers Association) by the load factor used by Landlord based on the most recent measurement of the Building, and adding that figure to the usable square feet. Landlord and Tenant agree that the number of rentable square feet described in the Basic Lease Information has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises.

3. Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about May 15, 2018 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or be liable for damages therefor; and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant provided, however, that the date in clause (b) of the “Commencement Date” definition in the Basic Lease Information, shall extend out day for day for each day of delay in such delivery. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Premises in such condition to Tenant by June 15, 2018, then Tenant has the right to terminate this Lease by written notice delivered to Landlord. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items, if any, that remain to be performed by Landlord, if any. Upon the occurrence of the Commencement Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease; provided further that Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be an Event of Default (as defined in Section 17) under this Lease and shall be deemed to constitute Tenant’s agreement to the contents of such document unless failure to execute is due to failure by Landlord to meet its obligations with respect to the Premises. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

Notwithstanding anything to the contrary, upon execution of this Lease by Landlord and Tenant, Tenant may elect to occupy Suite 280 in the Building (the “Temporary Space”) for Tenant to commence operation of its business to the extent contemplated in the Lease. Tenant’s use and occupancy of the Temporary Space shall be subject to all of the terms and conditions set forth in the Lease as if the Temporary Space were a part of the Premises for all purposes thereunder including, without limitation, the insurance and indemnity provisions set forth therein, except as follows:

(a) The Temporary Space is being leased to Tenant in “AS IS” condition, without representation, warranty or covenant of or from Landlord and without any obligation of Landlord to construct any tenant improvements (including, without limitation, any signage) or provide any tenant allowance or other incentives of any kind or character whatsoever, except for minor flooring improvements of the Temporary Space to be made by Landlord.

(b) The term for the Temporary Space shall commence on delivery of the Temporary Space to Tenant and shall expire on the earlier of: (a) the date on which Tenant occupies any portion of the Premises for the purpose of conducting business therein; and (b) the date that is one hundred twenty (120) days after the later of the Estimated Delivery Date or the actual date that Landlord delivers the Premises to Tenant. Tenant shall not be required to pay any Base Rent, Operating Costs, Taxes or Insurance in connection with Tenant’s occupancy of the Temporary Space, but Tenant shall pay Landlord for any and all after-hours HVAC or excess utility use in the manner required under Section 7, plus applicable Rent Tax thereon;

2

(c) Tenant shall not be permitted to make any changes or modifications to the Temporary Space whatsoever without Landlord’s prior written consent and approval which may be withheld in Landlord’s sole and absolute discretion;

(d) Tenant shall not assign, sublet or otherwise encumber its right to use and occupy the Temporary Space; and

(e) During Tenant’s use of the Temporary Space, Tenant shall be entitled to use ten (10) covered unreserved parking spaces in locations designated by Landlord, at no charge, subject to all other terms of this Lease governing parking.

Tenant acknowledges that Landlord has made no representations or warranties, express or implied, concerning the tenant improvements presently existing at, or the condition of, the Temporary Space. Tenant shall not be permitted to enter, occupy or use the Temporary Space until Tenant furnishes Landlord with certificates of insurance evidencing that all of the insurance required to be maintained by Tenant under the Lease with respect to the Premises is in place to cover the Temporary Space. Upon the expiration of the term for the Temporary Space, Tenant shall at once remove all of its personal property from the Temporary Space and surrender the Temporary Space and the keys thereto to Landlord broom clean and in the same condition as when received from Landlord, normal wear and tear excepted.

4. Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including Base Rent and the amounts set forth in Exhibit B hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local rental, transaction privilege, sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The monthly installment of Base Rent payable under this Lease for the sixth (6th) full calendar month of the Term shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on or before the first (1st) day of each month during the Term. The monthly Base Rent payable for the remainder of any calendar month in which the Rent Abatement expires shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during such month and the number of days remaining in such month after the expiration of the Rent Abatement, and shall be due on the date that the Rent Abatement expires. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Operating Costs, Taxes and Insurance (each as defined in Exhibit B) at the same time and in the same manner as Base Rent.

3

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder received 5 days after due date shall bear interest from the date due until paid at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to ten percent (10%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6. Letter of Credit/Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall provide to Landlord a security deposit in immediately available funds in the amount of $759,703.00 (the “Interim Security Deposit”), which Interim Security Deposit shall be governed by the terms of this Section 6 applicable to the Security Deposit (defined below). Tenant shall be required to replace the Interim Security Deposit with a Letter of Credit (as defined in the Basic Lease Information) in accordance with the terms of Exhibit J no later than sixty (60) days from the date of this Lease, and upon delivery to Landlord of such Letter of Credit, Landlord shall return promptly to Tenant the Interim Security Deposit in the manner set forth below.

Any time after the first day of the 66th month of the Lease Term, provided that there is no Event of Default by Tenant under the Lease, Tenant may elect to replace the Letter of Credit with a Security Deposit in the amount of $80,181.50 (the “Security Deposit”). Contemporaneously with written notice by Tenant of such election, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. Upon such payment, Landlord shall return the Letter of Credit to Tenant, and Tenant shall have no further obligation to provide a Letter of Credit. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17). Landlord may, at Landlord’s discretion, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Following any such application of the cash Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Event of Default by Tenant. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, upon the actual transfer of the Security Deposit (and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit. The amount of the Security Deposit is not a limitation on the liability of Tenant under the Lease.

4

7. Services; Utilities; Common Areas.

(a) Services. Landlord shall use all reasonable efforts to furnish to Tenant: (i) water at those points of supply provided for general use of tenants of the Building; (ii) during Normal Business Hours, heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are required by governmental authority or as Landlord reasonably determines are standard for the Building; (iii) janitorial service to the Premises five days per week, other than Holidays which fall during such five-day period, for Building-standard installations and such window washing as may from time to time be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may limit the number of operating elevators during non-business hours, during repairs, and Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; (vi) electrical current during Normal Business Hours for equipment whose electrical energy consumption does not exceed normal office usage; and (vii) such security Services for the Complex as Landlord from time to time determines, currently consisting of a security guard on duty at the Complex on a 24 hours per day, 7 days per week, 365 days per year basis; provided, however, Tenant expressly acknowledges and agrees that Landlord is not warranting the efficacy of any such security personnel, Service or procedures, that Tenant is not relying and shall not hereafter rely on any such personnel, Service or procedures, and that Landlord shall not be responsible or liable in any manner for failure of any security personnel, Services, procedures or equipment to prevent, control or apprehend anyone suspected of theft or causing personal injury or damage in, on or around the Project or the Complex. Notwithstanding anything otherwise set forth in this Lease, Tenant shall have after hours HVAC Service available to the Premises at all times. For all such after-hours HVAC Services used by Tenant, Tenant shall pay to Landlord as Additional Rent such standard charge per hour per zone as Landlord shall from time to time reasonably establish, plus a five percent (5%) administrative fee thereon. Each zone is roughly 900 to 1,000 square feet. Landlord’s current estimated charge for after- hours HVAC is $9.15 per hour, per zone, but the same is subject to adjustment by Landlord from time to time. All payments for such after-hours HVAC Services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within ten (30) days after such billing.

(b) Excess Utility Use.

(i) Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. Landlord provides electric current at 6 watts per RSF of demand load (excluding HVAC), which Tenant acknowledges is sufficient for normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7(a), Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service as Additional Rent at the same time as the

5

installment of Base Rent with which the same are billed, or if billed separately, within thirty (30) days after such billing. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense.

(ii) Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.

(iii) Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder. Notwithstanding anything stated above to the contrary, however, if (a) essential Services to the Premises are interrupted as the result of the gross negligence or willful misconduct of Landlord or its agents, (b) such interruption substantially interferes with Tenant’s use of all or a material portion of the Premises for the conduct of its business, and (c) such interruption continues for three (3) or more Business Days after Tenant delivers written notice of such interruption to Landlord, then, as Tenant’s sole and exclusive remedy therefor, Tenant’s obligation to pay Base Rent and Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance under this Lease shall be abated or reduced, from the expiration of the three (3) Business Day period after the date Tenant delivers written notice to Landlord of such circumstance until sufficient service is restored, in the proportion that the usable square footage of the Premises that Tenant is prevented from using and does not use, bears to the total usable square footage of the Premises.

(c) Common Areas. The term “Common Areas” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common, non-exclusive use of all tenants, including among other facilities (as such may be applicable to the Complex), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Complex is

6

not literally part of the Common Areas, it will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building or Complex, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Areas (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Areas, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Areas nor take any action which would interfere with the rights of other persons to use the Common Areas.

(ii) Landlord may temporarily close any part of the Common Areas for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

(iii) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

8. Alterations; Repairs: Maintenance: Signs.

(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises which approval shall not be unreasonably withheld. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) are visible from outside the Premises; (iii) will require the filing of plans and specifications with any governmental or quasi-govermental agency or authority; (iv) will cost in excess of Ten Dollars ($10.00) per rentable square foot of the affected area; or (v) will require a building permit or similar governmental approval to undertake. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord as Additional Rent within ten (10) days after the rendition of a bill for all of

7

Landlord’s reasonable actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside Consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations provided in no event shall the aggregate of such fees exceed five percent (5%) of the amount of the construction contract. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises, unless Landlord requires the removal of such Alterations by notifying Tenant of such requirement at the time Tenant requests Landlord’s consent to such Alterations, or if no consent is required, when Tenant notifies Landlord of its plans for such Alterations. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) business days after the expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work doně by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with the Tenant’s name and origination and destination points; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may reasonably request. The routing plan shall be available to Landlord and its agents at the Building upon request.

8

(b) Repairs; Maintenance.

(i) By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit B, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord as Additional Rent within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under this Lease. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(ii) By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory; provided, however, in no event shall Tenant be responsible for any facilities, systems and/or equipment in the floor slab, behind walls or above ceilings unless installed by Tenant as part of an Alteration. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord, all at Tenant’s expense subject, however, to the subsequent provisions of this subparagraph (ii). All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay as Additional Rent the reasonable cost of the repairs to Landlord, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs, at the same time as the installment of Base Rent with which the same are billed, or if billed separately, within ten (30) days after such billing. At

9

the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, Street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises except to the extent resulting from Landlord’s failure to perform its obligations under Section 8(b)(i). In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations. Tenant shall adopt and implement the moisture and mold control guidelines set forth on Exhibit K attached hereto.

(iii) Performance of Work. All Alterations described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord which approval shall not be unreasonably withheld. Tenant shall cause all such contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but satisfying the following minimum requirements:

(A) Commercial General Liability (“CGL”) Insurance, providing coverage at least as broad as the most-current edition of ISO policy form CG 00 01 12 04, for personal injury, bodily injury (including wrongful death) and damage to property, with a combined single limit of not less than $1,000,000.00 per occurrence, $2,000,000.00 annual aggregate, insuring against any and all liability of the insured with respect to Alterations performed on the Premises, including product-completed operations covering the period of construction, which product-completed operations coverage shall extend for 36 months after the completion of the applicable alterations. The CGL policy also shall (A) include a Designated Location(s) General Aggregate Limit endorsement, and (B) provide that defense will be provided as an additional benefit (and not included within the limit of liability); further, the separation of insured language included in the CGL policy shall not be modified, the contractual liability exclusion with respect to personal injury will be deleted and the definition of “insured contract” shall not be modified to delete the sole negligence of Landlord. At least $1,000,000.00 of such coverage shall be primary coverage. The CGL policy shall name Landlord and Landlord’s property management company as additional insureds (with the additional insured status under the CGL policy provided on ISO form CG 20 11 01 96).

10

(B) Workers’ compensation insurance in amounts required by statute.

(C) Business Automobile Liability insurance on an occurrence basis in amounts not less than $2,000,000, providing coverage at least as broad as the most-current edition of ISO policy form CA 00 01 10 01, which policy shall include liability arising out of operation of owned, hired and non-owned vehicles to the extent that the Tenant owns and/or leases company vehicles.

Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors, with an additional insured endorsement in form CG 20 26 07 04 and if requested by Landlord a completed operations or similar endorsement in form CG 20 37 07 04 (or other equivalent forms approved in writing by Landlord), prior to commencement of any Alterations. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party in connection with any Alteration shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such Alteration, Tenant shall deliver to Landlord final, unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within fifteen (15) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen,

11

contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.

(d) Signs. A Building standard suite entry sign shall be installed by Landlord on the door to the Premises or adjacent to the entry to the Premises, and Building standard directory signage shall be installed by the Landlord on the Building directory located in the lobby of the Building and the directory located on the visitor parking level in the parking garage (“building standard tenant signage”). Except as otherwise specifically provided herein, Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld by Landlord. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior surface of any door or window or at any point inside the Premises which is visible from the exterior of the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable. Upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises, or upon Tenant’s vacation or abandonment of the Premises, Tenant shall remove all of its signs and shall also be responsible for the repair, painting or replacement of any area damaged where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal and repair, plus fifteen percent (15%) as an administrative fee, shall be payable by Tenant as Additional Rent within ten (10) days after invoice.

9. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit

12

Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed one person for each three hundred (250) rentable square feet in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit B), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any Alterations made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease, and Landlord’s acceptance of such amount shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10. Assignment and Subletting.

(a) Transfers. Tenant shall not encumber, mortgage or hypothecate Tenant’s interest in this Lease or the Premises. Subject to Section l0(h) below, Tenant shall not, without the prior written consent of Landlord: (1) assign or transfer this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(l) through Section 10(a)(6) being a “Transfer”).

13

(b) Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment of this Lease or subletting of the Premises, provided that an Event of Default by Tenant is not then outstanding under this Lease and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement, lease, or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof; and (6) is not another occupant of the Building or Complex, as applicable; otherwise, Landlord may withhold its consent in its reasonable discretion.

(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer that Landlord has the right to consent to pursuant to the provisions of this Section 10, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer and documenting such consent.

(d) Conditions to Consent. If Landlord consents to a proposed Transfer which is an assignment of the entire Lease, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder arising from and after the date of the assignment. For any Transfer that is a sublease, Tenant shall be responsible for all acts or omissions of such sublessee. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and any transferee who is an assignee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. During the occurrence of an Event of Default, all rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).

14

(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) Cancellation. Except with respect to any Transfer described in Section 10(h) hereof, Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord elects to exercise its foregoing recapture rights, Tenant shall have the right to withdraw the request for said Transfer by written notice delivered to Landlord within five (5) Business Days of receipt of Landlord’s notice of termination/recapture, and in the event Tenant so withdraws the request for Transfer, this Lease shall remain in full force and effect.

(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all rent received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after first deducting any expenses incurred by Tenant in connection with such Transfer”

(h) Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign this Lease or sublease the Premises or any portion thereof (each, a “Permitted Transfer”), without Landlord’s consent to: (1) any entity resulting from a merger or consolidation of Tenant with another entity; (2) any entity resulting

15

from the reorganization of Tenant outside of a bankruptcy reorganization; (3) any organization purchasing substantially all of the equity interests or assets of Tenant; (4) any entity succeeding to substantially all of the business and assets of Tenant; and (5) Tenant’s Affiliates (each, a “Permitted Transferee”). For purposes of the definition of Affiliate in Section 1 this Lease, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Although no consent of Landlord shall be required for a Permitted Transfer, Tenant shall pro vide Landlord at least thirty (30) days’ prior written notice of such Permitted Transfer (provided that if such Permitted Transfer is a confidential transaction, Tenant shall give Landlord notice upon the effectiveness of such Permitted Transfer), and such Permitted Transfer shall be effective only if all of the following conditions are first satisfied: (A) Tenant shall not then be in Default under this Lease beyond the expiration of any applicable notice and cure period, or if in Default, the cure of such existing Default shall be a condition of such Permitted Transfer; (B) the net worth in the aggregate of all entities who remain liable as Tenant under this Lease is not less than the net worth of the initial Tenant (i.e., Dermavant Sciences, Inc.) on the Effective Date; (C) a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request shall be delivered to Landlord; and (D) the Premises shall be operated for the Permitted Use. Tenant acknowledges, and at Landlord’s request at the time of such Permitted Transfer shall confirm, that in each instance Tenant shall remain liable for the performance of the terms and conditions of this Lease despite such Permitted Transfer.

11. Insurance; Waivers; Subrogation; Indemnity

(a) Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following:

(i) CGL Insurance, , for personal injury, bodily injury (including wrongful death) and damage to property with a combined single limit of not less than $5,000,000.00 per occurrence, $5,000,000.00 annual aggregate, insuring against any and all liability of the insured with respect to the Premises and Tenant’s Off-Premises Equipment, or arising out of the maintenance, use or occupancy thereof, and personal and advertising injury coverage, which policy also shall (B) provide that defense will be provided as an additional benefit (and not included within the limit of liability), (C) include a Host Liquor Liability endorsement or coverage that covers bodily injury or property damage arising out of the serving or distribution of alcoholic beverages by a party not engaged in this activity as a business enterprise, and (D) shall name Landlord, and Landlord’s property management company, as additional insured. The separation of insured language included in the policy shall not be modified, and the definition of “insured contract” shall not be modified to delete the sole negligence of Landlord. If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, Service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require.

16

(ii) Business Automobile Liability Insurance, with a combined single limit of $1,000,000, , which policy shall include liability arising out of operation of, leased, rented, borrowed, hired and non-owned vehicles.

(iii) Causes of loss-special form property insurance, covering the full replacement value (without depreciation) of (A) all alterations and improvements in the Premises made by Tenant, (B) all furniture, fixtures, equipment and other personal property owned or used by Tenant in the Premises, (C) all property placed in the Complex (other than the Premises) by or on behalf of Tenant, including Tenant’s Off-Premises Equipment, (D) any Alterations made by Tenant pursuant to the terms of this Lease, and (E) any non-Building standard improvements made to the Premises by Landlord for Tenant’s benefit. Such policy shall name Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as “insured as their interests may appear”, and include an ordinance or law coverage endorsement. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 15). No lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property.

(iv) Workers’ Compensation Insurance, minimum limit as required by applicable laws, and Employer’s Liability Insurance, with limits of liability not less than $1,000,000.00, each accident; $1,000,000.00, disease policy limit; and $1,000,000.00, disease each employee (and if Tenant maintains a policy of umbrella or excess liability insurance, such policy must also provide umbrella or excess liability coverage for Tenant’s policy of Employer’s Liability Insurance).

(v) Business Income and Extra Expense Coverage for not less than twelve (12) months of income and ongoing expenses.

(vi) In the event Tenant performs any alterations or repairs in, on, or to the Premises, Tenant shall maintain an “all risks” Builder’s Risk insurance policy with completed value (“non-reporting”) coverage of all work incorporated into the Building and all materials and equipment used in such work, on a replacement cost basis, including business income coverage, which expressly states that “covered causes of loss means risks of direct physical loss to covered property, except those causes of loss listed in the exclusions”. No protective safeguard warranties may be added to the policy without Landlord’s prior written consent

(vii) Such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any Mortgagee or lessor of Landlord, may reasonably require from time to time.

Tenant’s insurance shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord

17

provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. If Tenant maintains an Umbrella Liability Insurance policy, such policy shall (i) be written on an umbrella basis in excess over (ii) have inception and expiration dates the same as the CGL policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement in form CG 20 26 07 04 (or another equivalent form approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and prior to each renewal of said insurance. All such insurance policies shall be in form, and issued by companies licensed to do business in the State (defined below). It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

(b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (i) causes of loss-special form insurance for the Building’s replacement value (excluding (A) the cost of excavations, foundations and footings, and (B) property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially-reasonable deductible if Landlord so chooses; and (ii) CGL insurance in an amount of not less than $5,000,000 per occurrence, $5,000,000 annual aggregate. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit B. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property arising from any risk covered by causes of loss-special form property insurance and from any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by Worker’s Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this Lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(d) Indemnity. Subject to Section 11(c) the terms of which shall govern in the event of a conflict with this Section 11(d), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees (as defined in Section 8(c)) from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising

18

from any occurrence in the Premises, the use of the Common Areas by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease, IN EACH CASE EVEN THOUGH AND TO THE EXTENT SUCH LOSS IS CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE NEGLIGENCE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, EMPLOYEES AND/OR CONTRACTORS. THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ONLYWHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

Subject to Section 11(c) above and Section 26(b) below, Landlord shall indemnify, defend and hold harmless Tenant and its Indemnitees (as defined in Section 8(c) above) from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) arising out of the gross negligence or willful misconduct of Landlord and its employees, contractors, or agents. This indemnity shall survive termination or expiration of this Lease.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, as renewed, modified, and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified, and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Concurrently with the execution of this Lease, and in the future with respect to any future Landlord’s Mortgagee, at the Tenant’s request, Landlord shall work in good faith with Tenant and its lender to negotiate mutually acceptable terms and conditions of a commercially

19

reasonable Subordination, Attornment and Non-Disturbance Agreement (“SNDA”) from Landlord’s Mortgagee, in a form reasonably acceptable to Landlord, Tenant, and Landlord’s Mortgagee. Tenant shall be responsible for any fee charged by Lender for delivery of such SNDA (currently $2,500.00).

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request provided such party agrees not to disturb Tenant’s possession so long as no Event of Default is outstanding.

(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit D. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

20

14. Condemnation.

(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking—Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking—Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the real property, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property or tenant improvements which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”) or 270 days from the date of the casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

21

(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that any damage to the Premises cannot be repaired within the Repair Period; (2) any damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof, as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated by Tenant under the provisions of Section 15(b), Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises.

(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs and delivery to Tenant (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after the same is due and written notice of said failure has been delivered to Tenant, provided that Landlord shall not be required to give written notice more than two (2) times during any calendar year;

22

(b) Abandonment. Tenant abandons the Premises or any substantial portion thereof, abandonment being defined as Tenant’s vacation of the Premises and failure to meet one (1) or more lease obligation;

(c) Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit E as required by Section 3, and such failure shall continue for ten (10) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a) and such failure continues for five (5) days after written notice thereof to Tenant;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond over, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof provided that the time for cure shall be extended (not to exceed 60 days) provided Tenant is diligently pursuing to completion; and

(g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) calendar days after the filing thereof.

18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an

23

amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises provided in no event shall Tenant be liable for tenant improvements beyond the cost necessary to return the Premises to the base building standard); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and reasonable legal expenses), plus interest thereon at the Default Rate; or

24

(d) Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant but only to base building standards; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work but only to base building standards, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease, and that venue for resolution of any dispute arising under this Lease shall lie exclusively in the county in which the Premises are located.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d) No Designation. If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

25

(e) No Counterclaims. Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.

20. Landlord’s Lien. In addition to any statutory landlord’s lien now in effect or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”) which lien shall be subordinate to any lien granted to Tenant’s lender (“Tenant’s Lender”). and subject to the superior rights of any Tenant’s Lender, the Collateral shall not be removed from the Premises or the Project other than the ordinary course of business without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”) subject to the superior rights of any Tenant’s Lender. To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Tenant authorizes Landlord to file any financing statement or other instrument necessary at Landlord’s expense at the state and county Uniform Commercial Code filing offices. The landlord’s lien shall survive the expiration or earlier termination of the Lease, until all obligations of Tenant have been fully performed. Landlord shall promptly file at Landlord’s expense any financing statements needed to subordinate its interest to Tenant’s Lender

21. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease or of Tenant’s right to possession of the Premises, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request but in no event any of the initial Tenant’s Work constructed pursuant to

26

Exhibit C hereof. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant to Landlord (as if conveyed by a bill of sale) and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to the greater of: (1) one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term, or (2) one hundred fifty percent (150%) of the prevailing rental rate in the Building for similar space; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, or any earlier termination of Tenant’s right to possession of the Premises, then in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.

23. Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant at least 48 hours advance notice, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant), including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

27

(c) Repairs and Maintenance. To enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under this Lease;

(d) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours after at least forty-eight (48) hours’ advance notice to show the Premises to prospective purchasers or lenders; and

(e) Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence and continuation of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. Substitution Space. Landlord may, at Landlord’s expense, relocate Tenant within the Building to space which is at least substantially the same in size, utility and condition (including the initial Tenant’s Work constructed by Tenant pursuant to Exhibit C hereof) to the Premises but only on the 10th floor or above, all as reasonably acceptable to Tenant. Landlord shall deliver a written notice to Tenant stating the proposed relocation space, a floor plan of said space which evidences that its rentable square feet is not less than the rentable square feet in the Premises, a workletter describing the work to be performed by Landlord prior to delivery of the relocation space to Tenant, and the delivery date of the space to Tenant which in no event shall be earlier than ninety (90) days after the notice is delivered. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right and all other reasonable out of pocket costs incurred by Tenant in connection with changing its address. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space and in no event shall Rent or Tenant’s Proportionate Share increase as a result thereof. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord or Tenant, the other shall execute an appropriate amendment document within ten (10) Business Days after the other’s written request therefor. Time is of the essence with respect to Tenant’s obligations under this Section.

25. Hazardous Materials.

(a) During the Term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

28

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

(c) At any time and from time to time during the Term of this Lease, Landlord may perform, at Landlord’s sole cost and expense (no more than one time per year), an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment upon at least seventy-two (72) hours’ advance written notice

(d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results from noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises and resulting from Tenant’s acts or omissions where Tenant had a duty to act; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law and resulting from Tenant’s acts or omissions where Tenant had a duty to act; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord. Notwithstanding the foregoing, in no event shall Tenant be responsible for any environmental condition which existed in the Premises, Building or Complex as of the Effective Date or the date Landlord delivers the Premises to Tenant. Landlord hereby represents and warrants that the Premises and the Building, to the best of the Landlord’s actual knowledge, comply with all Environmental Laws as of the Effective Date.

(e) Tenant will not change or permit to be changed the present use of the Premises.

29

(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly, arising or resulting from (a) the presence of Hazardous Materials on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim resulting or arising from Tenant’s operation or use of the Premises in violation of Environmental Law (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any environmental permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

30

26. Miscellaneous.

(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing and Landlord actually transfers the Security Deposit to said transferee.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, speculative, or punitive damages therefor and shall be recoverable only from the interest of Landlord in the Building (and the Project and Complex to the extent owned by Landlord), and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant except Broker set forth in the Basic Lease Information. Landlord shall indemnify, defend and hold Tenant harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Landlord. The foregoing indemnities shall survive the expiration or earlier termination of the Lease. Tenant will cause Tenant’s broker to execute a customary lien waiver, adequate under applicable law, to extinguish any lien claims such broker may have in connection with this Lease. By separate agreement, Landlord will pay the leasing commission owed to the broker(s) set forth in the Basic Lease Information.

31

(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within fifteen (15) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f) Notices. All notices and other Communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; or (3) sent by a nationally recognized overnight courier Service. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier Service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the Premises or any interest in such fee estate.

32

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Time is of the essence of this Lease.

(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located (the “State”).

(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited Financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other Financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded Corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to

33

Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period, unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or upon the occurence of an Event of Default.

(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other Services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t) Representations and Warranties.

(i) Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(ii) Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or

34

is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tl lsdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

(iii) At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26(t).

(u) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly other than then to tenant’s attorneys, accountants, investors or lenders, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(v) Authority. Tenant (if a Corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(w) Adjacent Excavation. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford the person causing (or authorized to cause) such excavation access to the Premises for the purpose of doing such work as said person shall deem necessary to preserve or protect the Building or any portion thereof from injury or damage and to support the same by proper foundation, in all events without any claim for damages or indemnity against Landlord or diminution or abatement of Rent.

(x) Conference Rooms.

(i) Tenant shall have the non-exclusive right to use the MEET24 conference rooms located on the first floor of the Building (“First Floor Conference Room”) , or such other location in the Building as may be determined by Landlord from time to time, subject to such reasonable rules and regulations as may be implemented by Landlord, and provided that Tenant leaves the conference rooms in a clean and sightly condition, free of debris, after each such use. Such use shall be on a “first come, first served” non-exclusive basis and must be scheduled with the property manager prior to Tenants use, provided that any such scheduling more than forty-five (45) days in advance shall be subject to the preferential rights granted to a major tenant at the Complex. Tenant shall not place, use or install any furniture, property or equipment in the conference rooms which is not removed immediately after each use, without the prior written consent of Landlord.

35

(ii) Tenant shall pay for any such use of the conference rooms, at the rate from time to time being charged to the tenants of the Building. Such amounts shall be payable, as Additional Rent, within ten (10) days after invoice. The current charge to use the First Floor Conference Room is One Hundred Seventy-Five Dollars ($175.00) per half day (up to four hours) and Three Hundred Dollars ($300.00) per full day (up to eight hours). Notwithstanding the foregoing, Tenant may use the First Floor Conference Room without charge, up to twenty (20) hours per Lease year, subject to scheduling as required hereunder and availability.

(iii) This Section 26(x) shall be of no further force or effect with respect to any or all of such conference rooms, if Landlord, in its sole discretion, no longer makes such conference room(s) available for use by tenants of the Building. In such event, the loss by Tenant of its non-exclusive right to use such conference room(s) shall not constitute a breach by Landlord of any obligation hereunder, nor shall such loss give rise to any claim against Landlord in damages, or otherwise. By the execution hereof, Tenant acknowledges that Landlord makes no representation or warranty, express or implied, with respect to the continued availability of the conference rooms.

(y) Cancellation Option. Provided Tenant is not in default (beyond any applicable cure period) under the Lease at the time of notice or at the time of cancellation, and no event exists which, with the giving of notice or passage of time or both, would become a default, then Tenant shall have the right to cancel the Lease (the “Cancellation Option”). such cancellation to be effective on the last day of the sixty-fifth (65th) full calendar month of the Lease Term (the “Cancellation Date”), upon at least nine (9) full calendar months’ prior written notice to Landlord (the “Cancellation Notice”), provided that Tenant delivers the Cancellation Fee (as defined below) contemporaneously with the Cancellation Notice, time being of the essence hereof. The Cancellation Option is conditioned upon (i) Tenant requesting from Landlord in writing prior to the date of the Cancellation Notice additional space in the Complex to accommodate Tenant’s expansion plans; (ii) Landlord notifying Tenant in writing that it does not have such expansion space available for Tenant; and (iii) Tenant delivering to Landlord along with the Cancellation Notice a copy of a fully executed lease of office space in another office building for space that is equal to or greater in square footage than the Premises under this Lease plus the additional space previously requested from Landlord by Tenant to accommodate Tenant’s proposed expansion plans. The Cancellation Option is personal to Tenant. If Tenant assigns, mortgages, pledges, hypothecates or encumbers the Lease or its interest in the Premises or sublets all or any portion of the Premises to any other party other than pursuant to Section 10(h) hereof, prior to the exercise of the Cancellation Option, the Cancellation Option shall lapse and the Lease shall continue for the entire Lease Term.

36

If Tenant timely exercises the Cancellation Option, then (1) on or before Cancellation Date, Tenant shall vacate and surrender the Premises to Landlord, in a good and broom clean condition, free of all debris, with all furniture, furnishings and other personal property removed therefrom, and otherwise in accordance with the provisions of this Lease regarding surrender of the Premises upon the expiration or sooner termination of the Lease, and (2) effective as of the Cancellation Date, Landlord and Tenant shall be released of further obligations under the Lease, except for those accrued but unpaid, for reconciliations of Additional Rent to be made following delivery of the Statement for the last calendar year of the Lease Term, and for those indemnity and other obligations which by their nature or the express terms of the Lease survive the Cancellation Date. If Tenant timely exercises the Cancellation Option, Tenant shall have no right to possession of the Premises after the Cancellation Date and shall be treated as a holdover under the Lease if it fails to timely vacate the Premises. Any amounts owing as a holdover shall be payable in addition to, and without any application of, offset against or adjustment of, the Cancellation Fee.

The “Cancellation Fee” shall be the unamortized portion (with interest at the rate of eight percent (8.0%) per annum), calculated over the Lease Term, of the sum of the following amounts: (i) the Rent and Parking Abatement, plus (ii) all Total Construction Costs incurred and/or paid by Landlord in connection with the Work on the Premises under Exhibit D. including without limitation all space planning costs, architectural fees, engineering fees and construction costs, whether paid directly by Landlord or paid as part of the Construction Allowance; plus (iii) the brokerage fees and commissions paid by Landlord in connection with this Lease; plus (iv) rental taxes on all of the foregoing amounts. Within thirty (30) days after Tenant’s request therefor, provided the Work under Exhibit D of the Lease has then been completed and the Cancellation Fee is capable of calculation, Landlord shall advise Tenant of the total amount of the Cancellation Fee, subject to adjustment if the rental tax rate changes prior to the date of payment. It shall be the obligation of Tenant to request the amount of the Cancellation Fee not less than thirty (30) days prior to delivery of the Cancellation Notice, so that the Cancellation Fee can be paid at the same time Tenant delivers the Cancellation Notice, as provided above.

(z) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B -	Operating Costs, Taxes and Insurance
Exhibit C -	Tenant Finish-Work
Exhibit D -	Building Rules and Regulations
Exhibit E -	Form of Confirmation of Commencement Date Letter
Exhibit F -	Form of Tenant Estoppel Certificate
Exhibit G -	Parking
Exhibit H -	Telecommunications
Exhibit I -	Right of First Refusal
Exhibit J -	Letter of Credit
Exhibit K -	Moisture and Mold Control Instructions
Exhibit L -	Option to Extend

[Signatures on Following Page.]

37

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	AB/VWP BFC OWNER, LLC,
a Delaware limited liability company

By: /s/ Steven R Schwarz
Name: Steven R Schwarz
Title: VP
Execution Date: 3/22/18

TENANT:	DERMAVANT SCIENCES INC a Delaware Corporation

By: /s/ Vince Ippolito (Mar 19, 2018)
Name: Vince Ippolito
Title: President & Chief Operating Officer
Execution Date: Mar 19, 2018

38

EXHIBIT A

OUTLINE OF PREMISES

A-1

EXHIBIT B

OPERATING COSTS, TAXES, AND INSURANCE

1. Operating Costs. Commencing in calendar year 2019, Tenant shall pay to Landlord Tenant’s Proportionate Share of the amount by which the annual Operating Costs (defined below) for each year of the Term exceed the annual Operating Costs for the Base Year. Landlord may make a good faith estimate of the Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; temporary utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or, except as set forth in Section 2 below, amortized costs relating to Capital improvements.

2. Operating Costs Defined. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, servicing, managing, maintenance and repair of the Project, the Building, and all parking areas and all related Common Areas (as well as the reasonable allocation by Landlord of any expenses incurred and related to facilities and Common Areas located on other portions of the Complex but serving the Project) determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees at the grade of property manager and below engaged in the management, operation, maintenance, repair or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their Services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (c) the Building’s share (as reasonably determined by Landlord) of the costs incurred in connection with the Biltmore Financial Center Association created under the Declaration, the costs incurred under the Declaration for operation, maintenance and use of the parking areas and all related Common Areas servicing the Project and the Complex, and any other costs incurred on a Complex-wide basis benefiting the Project; (d) costs for improvements made to the Project which, although Capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the environmental impact, health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (e) cost of all utilities; (f) repairs, replacements, and general maintenance of the Project although capital items are subject to the limits set forth in Section d(i)-(iii) above; (g) management fees not to exceed five percent (5%) of gross charges (or a charge equal to fair market management fees if Landlord provides its own management services) and the fair market rental and other costs with respect to one on-site management office; (h) Service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project although capital items are subject to the limits set forth in Section d(i)-(iii) above; and (i) the Building’s share (as reasonably determined by Landlord) of those expenses and costs incurred in connection with the facilities and Common Areas serving the entire Complex and benefitting the Project, including costs in connection with landscaping, utility and road repairs, security, signage installation, replacement and repair, and the operation of the parking garage although capital items are subject to the limits set forth in Section d(i)-(iii) above.

Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project tenants (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or vacant space in the Project; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (9) the cost of any work or service performed for any tenant of the (other than Tenant) that are not available to Tenant; (10) rent under any ground lease; (11) legal fees, space planner fees, architectural fees, real estate commissions, marketing, advertising or any other expenses incurred with regard to leasing portions of the Project and not the general operation thereof; (12) overhead or profit paid to affiliates of Landlord for services rendered to the Project, but only to the extent that the charges for such services exceed the fair market value charges for similar Services paid or payable in any office building in the vicinity of the Project which is comparable in age and class to the Project and not owned, operated or managed by Landlord or an affiliate of Landlord; (13) salaries, wages and other compensation paid to officers or directors of Landlord above the grade of property manager; (14) charges for utilities for which Landlord is entitled to reimbursement from any tenant; and (15) costs of capital expenditures (such as replacements and improvements) under generally accepted accounting principles, except as expressly provided above.

3. Taxes. Commencing in calendar year 2020, Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

4. Insurance. Commencing in calendar year 2020, Tenant shall also pay Tenant’s Proportionate Share of any increases in Insurance for each year and partial year falling within the Term over the Insurance for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an equitable allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5. Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes and Insurance for the previous year (the “Operating Costs, Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance under this Exhibit B for the year covered by the Operating Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance under this Exhibit B for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.

6. Gross-Up. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, including without limitation the Base Year, the Operating Costs of a variable nature (as opposed to so-called fixed costs which are of a nature that do not increase or decrease (other than in a de minimis manner) with change in occupancy level) for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

7. Controllable Operating Costs. Notwithstanding anything contained to the contrary in this Exhibit, for each calendar year of the Term following the expiration of the Base Year, Controllable Operating Costs (as defined below) applicable to the Premises shall not increase annually by more than five percent (5%) calculated on a cumulative and compounding basis (“Controllable Cost Cap”). “Controllable Operating Costs” means all Operating Costs within Landlord’s reasonable and direct control, either due to contracts with the providers of services or items which permit such control by Landlord, or due to such contracts which are cancelable by Landlord without cause on not more than thirty (30) days’ notice and replaceable with contracts from other equally capable providers of substantially the same services or items, but specifically excluding, all impositions, taxes, assessments and other governmental levies and charges, costs of utilities (including electricity costs), trash removal costs, insurance premiums, fuel costs, payroll and business taxes, costs incurred under the Declaration, extraordinary or intermittent repairs and other items beyond Landlord’s reasonable control. The last calendar year in which the Term expires will be prorated on a per diem basis and the calculation of the Controllable Cost Cap adjusted appropriately. This section shall survive the expiration or earlier termination of the Lease.

[Remainder of page intentionally left blank.]

EXHIBIT C

TENANT FINISH-WORK: ALLOWANCE

(Tenant Performs the Work)

1. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans.

(a) Preparation and Delivery. Before the date of this Lease, Landlord shall deliver to Tenant and Tenant shall approve a space plan prepared by McCarthy Nordburg (the “Architect”), which shall be attached hereto as Exhibit A-l (the “Space Plan”).

3. Working Drawings.

(a) Preparation and Delivery. Once the Space Plans are approved by Landlord and Tenant, Tenant shall provide to Landlord for Landlord’s approval, final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within five (5) Business Days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) Business Days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within three (3) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If the working drawings are not fully approved by both Landlord and Tenant by the twentieth (20th ) Business Day after the delivery of the initial draft thereof to Landlord, then each day after such time period that such working drawings are not fully approved by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval. If any of Tenant’s proposed construction work will affect the Building’s Structure or any of the Building’s Systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer within the same deadlines and using the same procedures as set forth in subsection 3(b), above. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of

C-l

Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas (if any), (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord and Landlord’s engineer, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Without limiting the foregoing, Tenant shall be solely responsible for determining whether: (i) the Premises are a public accommodation, or (ii) the Working Drawings or the Work comply with the Disabilities Act, as amended. Landlord shall, at Tenant’s request, sign the Working Drawings to evidence its review and approval thereof.

4. Obligations of Tenant and Tenant’s Contractor. Tenant, at Tenant’s sole cost, will cause the Work to be performed in substantial conformity with the Working Drawings and in accordance with the terms of this Exhibit C and in compliance with all applicable laws. Tenant will be entitled to select its contractor (“Tenant’s Contractor”), provided that: (i) Landlord has approved Tenant’s Contractor following submission to Landlord by Tenant’s Contractor of a properly completed AIA Contractor Qualification Statement (A305) or other documentation reasonably acceptable to Landlord, and (ii) Tenant and Tenant’s Contractor comply with the other applicable terms of the Lease and this Work Letter. TENANT IS NOT ACTING AS LANDLORD’S AGENT OR GENERAL CONTRACTOR IN CONNECTION WITH ANY WORK.

Prior to commencement of any Work, Tenant shall be required to furnish to Landlord all of the following: (i) a copy of all required construction permits; (ii) a copy of the approved plans approved by the governmental authorities and Working Drawings. On request, Tenant shall provide Landlord with current copies of Working Drawings; (iii) copy of Tenant’s Contractor’s Arizona contractor’s license; (iv) subcontractor list including the names of each subcontractor and the contact person therefor, and the respective phone numbers and addresses of each of the foregoing; (v) properly completed certificates of insurance evidencing compliance by Tenant and all of Tenant’s contractors with all of the insurance and indemnification requirements of Section 8(b)(iii) of the Lease; and (vi) schedule of the anticipated dates for the commencement and completion of Work. Tenant’s contractors shall not be permitted to commence any Work until all required insurance has been obtained and certificates of insurance have been received and approved by Landlord. Tenant’s contractors (or Tenant if Tenant is acting as its own contractor) shall maintain all such certificates of insurance in current form on file with Landlord throughout the duration of the Work. On request, Tenant will provide Landlord with other relevant information on an ongoing basis.

Tenant shall complete the Work in accordance with the following provisions:

(a) Permits. Tenant, at its sole cost, must obtain all government permits and approvals required for the Working Drawings and the Work, and Landlord agrees to cooperate with Tenant in this process, provided that Landlord will not be required to incur any out-of- pocket cost in doing so.

(b) Indemnity. Tenant will be responsible to Landlord for all Claims arising from the acts and omissions of Tenant’s Contractor and all subcontractors, materialmen, suppliers, and other Tenant parties in connection with any Work, and Landlord will have no liability to Tenant, Tenant’s Contractor, or Tenant’s subcontractors, in connection therewith, and Tenant agrees to indemnify, defend, and hold Landlord and all related parties harmless from any Claim, demand, or action asserted or suffered by any such Tenant party or third party arising in connection with the Work. Landlord will have no direct contractual obligation to Tenant’s Contractor or any subcontractor to pay them. Landlord’s sole financial obligation with respect to the Work is to Tenant, and that obligation is to disburse funds from the Construction Allowance (as defined below) in accordance with this Exhibit C.

(c) Subcontractors. Tenant shall, upon Landlord’s approval of the final Working Drawings, employ a licensed and bondable contractor as Tenant’s Contractor (which contractor shall employ only subcontractors licensed, if applicable, in the State of Arizona) to perform and complete the Work in accordance with the approved Working Drawings and this Exhibit C. In the event that Tenant’s contractors willfully violate the requirements of this Lease, Landlord may order Tenant’s contractors to remove themselves, their equipment and their employees from Landlord’s property. The term “contractors” as used in this paragraph shall be deemed to additionally include subcontractors and suppliers. Wherever herein Tenant uses or is required to use a contractor approved or designated by Landlord, or uses a contractor from a Landlord-supplied list (if applicable), Tenant hereby expressly acknowledges and agrees that such use or requirement is not intended and shall not be deemed or construed in any way to (i) relieve Tenant or such contractor from any liability to Landlord, or anyone, for the work performed pursuant to such requirement or (ii) impose upon Landlord any liability for such work or for its completeness, design sufficiency, safety or compliance with any or all environmental, remedial and other laws, ordinances, rules, directions, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time. Any list of contractors supplied to Tenant by Landlord is provided only as a convenience to Tenant and signifies only that such contractor has performed construction work in the past at the Complex. Tenant shall remain fully liable for the selection of its contractors whether or not the same are included on any Landlord-supplied list.

(d) Quality of Work. Tenant agrees that (i) it will cause the Work to be constructed in a good and workmanlike manner, (ii) all materials and equipment furnished for any Work will be of a good quality, unless otherwise required or permitted by Landlord and Tenant, (iii) the Work will be free from defects not inherent in the quality required or permitted, and (iv) the Work will substantially conform with the Working Drawings, any approved change order, and Applicable Laws. Any portion of the Work not substantially conforming to these requirements may be considered defective.

(e) Contractor’s Warranty. Tenant will cause Tenant’s Contractor to warrant to Tenant and Landlord the Work for a period of not less than one (1) year after the substantial completion thereof. The warranty must require Tenant’s Contractor, upon notice from Tenant, to correct any Work found to be defective or non-conforming, at the sole cost and expense of Tenant’s Contractor. Also, Tenant will use commercially reasonable efforts to cause its (1) one-year general contractor warranty to run for the benefit of Landlord as well.

(f) Work Procedures. Tenant’s Contractor will only utilize restrooms as provided and directed by Landlord; provided, however, these restrooms shall be reasonably available to Tenant’s Contractor and to other users on multi-tenant floors during construction. Tenant’s Contractor is prohibited from staining, painting (except latex wall painting), lacquering, or using other odorous substances (“Noxious Work”) during working hours 7:00 a.m.—6:00 p.m. Monday—Friday and 8:00 a.m.—2:00 p.m. Saturday. All such Noxious Work must be stopped by 5:00 a.m. on mornings of Business Days. Tenant’s Contractor must use deodorizing and air purifier machines during all painting applications and for a minimum of six (6) hours after all Noxious Work has stopped. Tenant will cause all Work to be performed in a manner that does not unreasonably disturb any other tenants within the Building. Tenant’s Contractor shall comply with such other reasonable rules and regulations as may be adopted by Landlord from time to time governing construction activities in the Building or Complex.

(g) Inspections. Landlord will be entitled to participate in the walk-through and review of the punch list upon substantial completion. Tenant, at its sole cost, will provide Landlord with copies of all permits, Certificates of Occupancy, as-built drawings (electrical, mechanical, fire sprinkler, and architectural) and evidence of completion of the punch list to the extent Tenant obtains these items and after written request from Landlord.

5. Liens.

(a) Indemnity against Liens. TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD AND ALL RELATED PARTIES FROM ALL LIENS, CLAIMS, AND DEMANDS ASSERTED BY ANY PERSON SUPPLYING LABOR, MATERIALS, OR SERVICES IN CONNECTION WITH THE WORK AND ALL RESULTING COSTS INCURRED BY LANDLORD. THIS INDEMNITY WILL INCLUDE, WITHOUT LIMITATION, ANY COSTS, DAMAGES, REASONABLE ATTORNEYS’ FEES, COURT COSTS, AND EXPENSES INCURRED BY LANDLORD ARISING FROM ANY SUCH LIEN, CLAIM, OR DEMAND, AND THIS INDEMNITY WILL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

(b) Discharge of Liens. If any lien claim is asserted against Tenant’s interest in the Premises or against Landlord or the Building as a result of any of Tenant’s activities, and Tenant has not discharged or bonded over that lien or claim within 30 days of its assertion, Landlord may, until such lien claim is discharged or bonded over, reserve in the Construction Allowance an amount sufficient to cover 150% of any asserted lien or lien claim, and suspend further payments from the Construction Allowance.

6. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas (if any), Landlord may withhold its consent in its sole and absolute discretion. Tenant shall be solely responsible for any increased costs and any additional design costs incurred in connection with any change orders. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit C by this reference for all purposes.

7. Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon. Upon Landlord’s request, Tenant shall provide to Landlord evidence of completion of all punchlist items. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises).

8. Construction Costs. The entire cost of performing the Work, including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, building standard tenant signage, related taxes and insurance costs, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) shall be paid by Tenant. In the event of default of payment of any of the Total Construction Costs by Tenant, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

9. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $569,030.00 (based on an allowance of $55.00 per rentable square foot in the Premises) (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall be paid in equal installments with each construction draw as established in Tenant’s master construction contract with its general contractor for the Work, based on a fraction, the numerator of which is the Construction Allowance and the denominator of which is Tenant’s total construction cost. Tenant shall submit each request for a draw against the Construction Allowance to Landlord in writing, setting forth the amount requested, accompanied by the following: (i) a certification by Tenant’s architect that the Work has been completed as required by this Exhibit C and in accordance with the approved Working Drawings to the extent requested by Tenant; and (ii) conditional lien waivers and other forms of evidence satisfactory to Landlord (including without limitation paid invoices from all architects, contractors, subcontractors, laborers and materielmen previously for which payment is or has been requested or unconditional lien waivers for previously paid work) for all amounts of the Construction Allowance previously paid by Landlord. Such draw requests shall be paid within fifteen (15) days after Landlord’s receipt of the foregoing. Landlord’s final payment of the Construction Allowance shall be subject to the following conditions:

(a) The Work has been substantially completed as required by this Exhibit C and in accordance with the Working Drawings agreed upon by the parties as set forth in said Exhibit C.

(b) Landlord has been furnished a copy of all of Tenant’s building and construction permits, as built plans, and all final, unconditional lien waivers and other forms of evidence satisfactory to Landlord (including, without limitation, certification from Landlord’s roofer that all roof penetrations, if applicable, have been sealed correctly and the roof warranty is intact, and, if requested by Landlord, a recorded “Notice of Completion” for all of the Work) that all construction costs incurred by Tenant in connection with work done by Tenant have been paid and that there are no amounts due any architect, contractor, subcontractor, laborer or materialman.

(c) A Certificate of Occupancy has been issued to Tenant and Tenant is open for business in the Premises.

(d) The actual Total Construction Costs incurred by Tenant are equal to or exceed the Construction Allowance. In the event the Construction Allowance is greater than the cost incurred by Tenant, the Construction Allowance shall be reduced to the actual cost so incurred.

In the event the foregoing conditions have been met and there is no Event of Default by Tenant under any of the provisions of the Lease, then Landlord shall pay to Tenant within 15 (fifteen) days following written request therefor, or such person as Tenant may direct, the remaining amount of the Construction Allowance provided for herein. The Construction Allowance must be used within six (6) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

10. Construction Management. Landlord or its Affiliate or agent shall coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord from the Construction Allowance or otherwise, a construction supervision fee equal to two and one-half percent (2.5%) of the Total Construction Costs (excluding the construction supervision fee).

11. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders in accordance with Section 6 of this Exhibit C will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Ron Lloyd ViaWest Group 2390 E. Camelback Road, Suite 305 Phoenix, Arizona 85016 Email: rlloyd@viawestgroup.com Fax No.: (602) 957-2806 Telephone No.: (602) 957-8300, Ext. ___

Tenant’s Representative:	Robert A. Udo | Managing Director c/o VVA PROJECT MANAGERS & CONSULTANTS 555 West 5th Street, 35th Floor, Los Angeles, CA 90013 E-mail :rudo@vvallc.com Fax No.: Telephone No.: 310.869.8606

12. Lobby Work. Landlord intends to construct improvements to the lobby of the Building so that its finishes are similar to the lobby in the 2390 E. Camelback Road building in the Complex. Landlord shall complete such lobby improvements by September 30, 2018, subject to Force Majeure events.

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT C-1

APPROVED SPACE PLAN

EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Common Areas of the entire Complex, the parking garage associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building or anywhere in the Complex without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs or other service animals) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them, whether by the use of any device, musical instrument, radio, unmusical noise, whistling, singing, or in any other way interfering with others’ quiet enjoyment of the Building. No tenant shall use or permit the use of its premises, the parking areas or the Common Areas in any manner which, in Landlord’s reasonable opinion, is inconsistent with the first-class nature of the Building and/or the Complex. Each tenant shall cause its employees to conduct themselves at all times in a professional and courteous manner, to be considerate of the other tenants and occupants of the Building and the Complex, and to present a neat, clean and professional appearance. Loitering is not permitted in the plazas, entrances, corridors, escalators, elevators, lobbies, restrooms, parking areas and other Common Areas and/or the Complex. Unprofessional conduct and behavior is expressly prohibited, including without limitation any loud, crude or otherwise offensive or intimidating behavior. Each tenant shall restrict the presence of its employees within and about the Building and the Common Areas of the Complex to those hours during which such tenant is conducting business.

9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or Common Areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. Tenant shall not conduct any activity on or about the Premises, Building or Common Areas of the Complex which will draw pickets, demonstrators, or the like.

13. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

14. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances or elsewhere in the Common Areas of the Complex for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

15. Canvassing, soliciting or peddling in or about the Premises or the Complex is prohibited and Tenant shall cooperate to prevent same.

16. The Premises shall not be used for any use that is disreputable or may draw protests.

17. If the fire alarm for the Building or any other portion of the Complex is set off falsely by Tenant or any of its employees, contractors, or invitees, Tenant shall be responsible for any fees or other costs charged by the fire department for responding to such alarm.

18. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and/or the Complex and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other tenants.

[Remainder of page intentionally left blank.]

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

                         , 20

Re: Lease Agreement (the “Lease”) dated                     , 20    , between AB/VWP BFC Owner, LLC, a Delaware limited liability company (“Landlord”), and DERMAVANT SCIENCES INC a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects and Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is                     , 20    .

3. Expiration Date. The Term is scheduled to expire on the last day of the          full calendar month of the Term, which date is                     , 20     .

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:

Telephone:

Fax No.:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

E-1

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

AB/VWP BFC OWNER, LLC, a Delaware limited liability company

By:

Name:

Title:

Agreed and accepted:

DERMAVANT SCIENCES INC, a Delaware corporation

By:	/s/ Vince Ippolito

Vince Ippolito
Title: President & Chief Operating Officer

E-2

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between AB/VWP BFC Owner, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises identified as Suite 1060 of the office building located at 2398 E. Camelback Road, Phoenix, Arizona 85016 and commonly known as Biltmore Center II, and hereby certifies as follows:

1. The Lease consists of the original Office Lease Agreement dated as of                     , 2018 between Tenant and Landlord [or Landlord’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

                                                                                  .

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on                     , 2018, and the Term expires, excluding any renewal options, on                     , 20        , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, and all monthly installments of estimated Operating Costs, Taxes and Insurance have been paid when due through                         . The current monthly installment of Base Rent is $                        .

6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

F-l

7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than as approved by Landlord in writing or as permitted under the Lease, and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. All tenant improvement work to be performed by Landlord under the Lease, if any, has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                             , 20         .

TENANT:
Dermavant Sciences, Inc.

a Delaware corporation

By:	/s/ Vince Ippolito
Vince Ippolito
Title: President & Chief Operating Officer

F-2

EXHIBIT G

PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which serve the Complex.

1. All claimed damage or loss must be reported and itemized in writing delivered to the management office within five (5) Business Days after any claimed damage or loss occurs. Any claim not so made is waived. Landlord has the option to make repairs at its expense of any claimed damage within two (2) Business Days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed within ninety (90) days from the date of parking in the court of jurisdiction where a claimed loss occurred. Landlord is not responsible for damage by water, fire, or defective brakes, or parts, or for the act or omissions of others, or for articles left in the car. The total potential liability of Landlord is limited to $250.00 for all damages or loss to any car. Landlord is not responsible for loss of use.

2. Tenant shall not park or permit the parking of any vehicle by any of its employees, agents, contractors, licensees or invitees in any parking areas designated by Landlord as reserved parking or areas for parking by visitors to the Complex. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant acknowledges that violators are subject to impound, towing and/or release fees.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted without specific approval of Management Office.

5. Vehicles must be parked entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be 5 miles per hour at all times.

8. Parking is prohibited:

(a) in areas not striped for parking;

(b) in aisles;

(c) where “no parking” signs are posted;

(d) on ramps;

(e) in cross-hatched areas; and

(f) in such other areas as may be designated by Landlord or Landlord’s parking operator.

9. Every parker is required to park and lock his or her own vehicle. All responsibility for damage to vehicles is assumed by the parker.

10. Loss or theft of parking identification devices from automobiles must be reported to the management office immediately, and a lost or stolen report must be filed by the holder thereof at that time. A fee will be charged for all replacement cards. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

11. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

12. Lost or stolen devices found by the parker must be reported to the management office immediately.

13. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

14. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

15. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to any tenant or person and/or his or her agents or representatives who willfully refuse to comply with these Parking Rules and Regulations and all unposted city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees and to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

17. At Landlord’s election, Tenant shall enter into a parking agreement directly with the company which manages the garage associated with the Building. In such case, Tenant acknowledges that a default by Tenant under this Lease shall be a default under such parking agreement, and a default under such parking agreement shall be a default under this Lease.

[Remainder of page intentionally left blank.]

EXHIBIT H

TELECOMMUNICATIONS

Any capitalized terms used but not defined in this Exhibit shall have the same meanings as set forth in the Lease. The provisions of this Exhibit shall prevail over any inconsistencies or conflicting provisions of the Lease.

1.	Limitation of Responsibility:

Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment shall be and remain solely in the Tenant’s Premises and, in accordance with rules and regulations adopted by Landlord from time to time, the telephone closet(s) on the floor(s) on which the Premises is located. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring, nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

2.	Necessary Service Interruptions:

Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building provided that Landlord shall use commercially reasonable efforts to avoid such interruption and during Normal Business Hours any such interruption shall be limited to emergencies.

3.	Removal of Equipment, Wiring and Other Facilities:

Any and all telecommunications equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease Term, by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost, with the cost thereof to be paid as Additional Rent provided that all wiring included in the Work may remain. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) day(s) prior to the expiration or earlier termination of the Lease Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring and related infrastructure, or selected portions thereof, whether located in the Premises or elsewhere in the Building.

H-1

4.	New Provider Installations:

In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord’s satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord; (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the provider’s equipment and materials; (v) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider’s equipment, for the fair market value of a provider’s access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

5.	Limit of Default or Breach:

Notwithstanding any provision of the preceding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective provider shall not be deemed a default or breach by Landlord of its obligation under this Exhibit or the Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant’s request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may assert a claim for its direct damages. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Exhibit or the Lease.

6.	Installation and Usage of Wireless Technologies:

Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent. Such consent shall not be unreasonably withheld, but may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

[Remainder of page intentionally left blank.]

H-2

EXHIBIT I

RIGHT OF FIRST REFUSAL

1. The term “Expansion Space” as used herein shall mean any space located on the 10th floor of the Building which becomes available for lease and under the control of Landlord. The phrase “available for lease and under the control of Landlord” shall mean that any existing tenant has confirmed that it does not intend to renew or extend its lease for such Expansion Space and that any and all existing or prior rights of expansion, negotiation, offer or other options or rights which any third parties may have with respect to such Expansion Space as of the date of this Lease have either expired or have been waived in writing. During the Initial Term, if any bona fide third party requests a written proposal from Landlord, or delivers a written proposal to Landlord which Landlord is willing to accept, to lease an Expansion Space, then prior to leasing the Expansion Space to such third party, Landlord shall first offer to lease the Expansion Space to Tenant in writing (herein, the “Expansion Offer”), pursuant to the terms and conditions set forth below.

2. The Expansion Space shall be offered to Tenant on the following terms: (i) the length of the initial Term, the Base Rent, tenant improvement allowance and other economic terms shall be the same as those offered to the third party (the “Original Economic Terms”), (ii) Landlord shall not be required to pay any commission to Tenant’s broker with respect to the Expansion Space; (iv) Tenant’s Proportionate Share with respect to the Expansion Space shall be determined in the same manner as Tenant’s Proportionate Share is determined for the Premises, and the Base Year with respect to the Expansion Space shall be the same Base Year in effect during the Initial Term; (v) Tenant shall have the right to lease additional parking spaces, based on a ratio of 1 spaces for each 226 rentable square feet contained in the Expansion Space (of which 20% may be reserved); and (vi) otherwise upon all of the same terms, covenants and conditions set forth in this Lease.

3. Tenant shall notify Landlord in writing of its acceptance of an Expansion Offer (“Expansion Acceptance Notice”) or rejection of an Expansion Offer and, consequently, of its right to lease such Expansion Space (“Expansion Rejection Notice”) within fifteen (15) days after receiving the Expansion Offer. If Tenant does not deliver the Expansion Acceptance Notice or the Expansion Rejection Notice to Landlord within the time frame herein contained, the same shall constitute Tenant’s Expansion Rejection Notice which shall be deemed delivered on the fifteenth (15th) day. If Tenant delivers or is deemed to have delivered the Expansion Rejection Notice as specified herein, then Tenant shall have no further right to lease such Expansion Space pursuant to this provision except as hereinafter provided. If after Tenant delivers (or is deemed to have delivered) an Expansion Rejection Notice, Landlord intends to execute a lease with a third party tenant containing economic terms that result in an economic deal to Landlord that is approximately less than ninety percent (90%) of the economic deal which Landlord would have been entitled to pursuant to the Original Economic Terms (after also considering any broker commission that Landlord is required to pay), then Tenant shall once again be given the right to accept or reject such revised offer in accordance with the foregoing provisions of this Paragraph 3.

4. If Tenant delivers the Expansion Acceptance Notice as specified herein, the parties shall have fifteen (15) Business Days to agree upon a space plan. Landlord shall then prepare an amendment to this Lease (“Expansion Space Amendment”), setting forth the agreed upon terms by which Tenant shall lease the Expansion Space. The Expansion Space Amendment shall be submitted to Tenant for execution and Tenant and Landlord shall have fifteen (15) Business Days after receipt thereof from Landlord in which to negotiate and execute and deliver to Landlord the Expansion Space Amendment. Landlord shall have ten (10) Business Days following receipt of the Expansion Space Amendment from Tenant in which to execute and deliver one (1) fully-executed copy to Tenant. If Landlord and Tenant are unable in good faith to agree upon the space plan and execute the Expansion Space Amendment within sixty (60) days after Landlord’s receipt of the Expansion Acceptance Notice, each party shall have the option to nullify Tenant’s exercise of its right of first refusal hereunder by giving the other party written notice thereof at any time prior to the execution of the Expansion Space Amendment, whereupon Tenant shall have no further right to lease such Expansion Space pursuant to this provision.

5. Any termination of the Lease will terminate all of Tenant’s rights with respect to any Expansion Space, and Tenant’s rights to the Expansion Space are not severable from the Lease. Landlord’s sole obligation is to offer, and if such offer is accepted, to deliver the Expansion Space to Tenant in accordance with this Exhibit I. Landlord’s failure to timely deliver possession of the Expansion Space to Tenant will not affect or excuse Tenant’s obligations to Landlord under the Lease; the Lease will not be void or voidable; and Landlord will not be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Expansion Space to Tenant except as provided for in the Expansion Space Amendment.

6. If Tenant is in default under any of the provisions of this Lease beyond the expiration of any applicable cure period on the date Landlord is otherwise obligated to provide Tenant with an Expansion Offer, Landlord (in its sole discretion) shall not be obligated to provide Tenant with such Expansion Offer in which case the rights of Tenant to such Expansion Space under this provision shall be void and of no further force or effect. If Tenant is in default under any of the provisions of this Lease beyond the expiration of any applicable cure period on the date Landlord is otherwise obligated to deliver possession of any Expansion Space to Tenant, then Landlord (in its sole discretion with respect to any Expansion Offer previously accepted by Tenant) shall not be obligated to deliver possession of such Expansion Space to Tenant in which case the rights of Tenant to such Expansion Space under this provision shall be void and of no further force or effect. The foregoing rights of Landlord shall be in addition to any other rights and remedies available to Landlord at law or in equity. Notwithstanding anything otherwise set forth herein, Tenant’s rights under this Exhibit shall sooner terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, or (2) Tenant vacates or abandons the Premises or any material portion thereof.

7. The right of first refusal granted herein is personal to the originally-named Tenant transferees pursuant to Section 10(h) of the Lease. If said Tenant assigns this Lease or its interest in the Premises or sublets all or any portion of the Premises other than pursuant to Section 10(h) of the Lease, (i) on or before Landlord is otherwise obligated to provide Tenant with an Expansion Offer, the rights of Tenant under this provision to such Expansion Space and any other Expansion Space not already leased by Tenant shall be void and of no further force or effect, or (ii) on or before the date Tenant is required to accept delivery of possession of such Expansion Space, then Landlord (in its sole discretion) shall not be obligated to deliver possession of such Expansion Space to Tenant in which case the rights of Tenant, its sublessee, successor or transferee, under this provision to such Expansion Space and any other Expansion Space not already leased by Tenant shall be void and of no further force or effect.

[Remainder of page intentionally left blank.]

EXHIBIT J

LETTER OF CREDIT

1. Concurrently upon Tenant’s execution of the Lease, Tenant shall deliver to Landlord, as additional protection for Landlord to assure the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit J-1 and containing the terms required herein, payable in Maricopa County, Arizona, running in favor of Landlord issued by a solvent nationally recognized bank with a long term rating of BBB or higher (as rated by Moody’s Investors Service or Standard & Poor’s), and under the supervision of the Superintendent of Banks of the State of Arizone, or a national banking association, in the amount set forth in the Basic Lease Information (“LC Amount”). The Letter of Credit shall be (i) “callable” at sight, irrevocable and unconditional, (ii) subject to the terms of this Exhibit J, maintained in effect, whether through renewal or extension, for the entire period from the date of execution of the Lease and continuing until the date (the “LC Expiration Date”) which is one hundred twenty (120) days after the expiration of the initial Lease Term, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same (the “Bank”)) shall be acceptable to Landlord, in Landlord’s reasonable discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statements that (1) an Event of Default by Tenant has occurred under the Lease and such amount is due to Landlord under the terms and conditions of the Lease, (2) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (3) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.

2. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, but only as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at no cost to Tenant, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and Landlord shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

3. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within fifteen (15) days thereafter, restore the Letter of Credit to the LC Amount or provide Landlord with additional letter(s) of credit in an amount equal to the deficiency and any such additional letter of credit shall comply with all of the provisions of this Exhibit J and if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal or replacement thereof (such renewal or replacement letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if within five (5) days’ written notice to Tenant, the Letter of Credit is not timely renewed or replaced, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Exhibit J, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Exhibit J and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any Event of Default by Tenant under the Lease. Any unused proceeds shall constitute the property of Landlord subject, however, to Tenant’s rights with respect to return of the Security Deposit to Tenant pursuant to the provisions of this Lease, and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any Event of Default by Tenant under the Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, or as otherwise directed by the bankruptcy court.

4. Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default on the part of Tenant under the Lease. If there shall occur an Event of Default under the Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure any Event of Default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s Event of Default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit subject, however, to decision by a court having jurisdiction. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Subject to the provisions of this Lease with respect to return of the Security Deposit to Tenant, Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code to the extent permitted by law, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

5. Landlord and Tenant acknowledge and agree that in no event or circumstance shall either Letter of Credit or any renewals or replacements thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of Arizona law, or (ii) intended to serve as a “security deposit” within the meaning of Arizona law. The parties hereto (A) recite that neither Letter of Credit is intended to serve as a security deposit and any and all laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

6. Notwithstanding anything to the contrary set forth in this Exhibit J, it is hereby agreed that the LC Amount shall be reduced by and to the amounts on the dates set forth in the schedule below, provided that: (i) no default (after expiration of applicable periods of notice and cure) on behalf of Tenant under the Lease or this Exhibit J exists as of the scheduled reduction date; and (ii) Landlord has not drawn down on, in accordance with the provisions of this Exhibit J, any portion of the Letter of Credit prior to such scheduled reduction date. In the event the applicable conditions set forth in clauses (i) and (ii) hereinabove are satisfied as of the applicable scheduled reduction date(s), Landlord shall, within thirty (30) days thereafter, notify the issuing bank that the LC Amount is to be reduced by and to the applicable amounts set forth below. In the event one (1) or more of the conditions set forth in clauses (i) and (ii) hereinabove are not satisfied as of any scheduled reduction date set forth below, but such condition(s) are thereafter satisfied by Tenant, the applicable reduction shall occur on the date which is ten (10) business days after the date all such conditions are satisfied. Any such reductions in the LC Amount pursuant this Section 6 of Exhibit J shall be accomplished through an amendment or replacement Letter of Credit, to be provided by Tenant to Landlord at Tenant’s sole cost and expense.

Reduction Date	Amount of Reduction	Revised LC Amount
Last day of the 29th month of the initial Lease Term	$189,926.00 (25% of the initial LC Amount)	$569,777.00
Last day of the 41st month of the initial Lease Term	$189,926.00 (25% of the initial LC Amount)	$379,851.00
Last day of the 53 rd month of the initial Lease Term	$189,926.00 (25% of the initial LC Amount)	$189,925.00

After the last day of the 65th month of the initial Lease Term, the provisions of Section 6 of the Lease shall apply.

EXHIBIT J-1

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

IRREVOCABLE STANDBY LETTER	DATE OF ISSUANCE:

OF CREDIT NO:	EXPIRATION DATE:

BENEFICIARY:	APPLICANT:

[Lessor]	[Lessee]

AS THE ISSUING BANK (“ISSUER”), WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO.                  IN FAVOR OF THE ABOVE- NAMED BENEFICIARY (“BENEFICIARY”) FOR THE ACCOUNT OF THE ABOVE-

NAMED APPLICANT (“APPLICANT”) IN THE AMOUNT OF USD $                 (                 U.S. DOLLARS).

BENEFICIARY MAY DRAW ALL OR ANY PORTION OF THIS LETTER OF CREDIT AT ANY TIME AND FROM TIME TO TIME AND ISSUER WILL MAKE FUNDS AVAILABLE TO BENEFICIARY WITHIN TWENTY-FOUR (24) HOURS FOLLOWING PRESENTATION OF BENEFICIARY’S DRAFT(S) AT SIGHT IN THE FORM ATTACHED HERETO AS EXHIBIT “A,” COMPLETED AS APPLICABLE (“SIGHT DRAFT”), DRAWN ON ISSUER AND ACCOMPANIED BY THIS LETTER OF CREDIT. ALL SIGHT DRAFT(S) MUST BE SIGNED AND ENDORSED ON BEHALF OF BENEFICIARY AND SIGNATOR MUST INDICATE HIS OR HER TITLE OR OTHER OFFICIAL CAPACITY. NO OTHER DOCUMENTS WILL BE REQUIRED TO BE PRESENTED. THE ISSUER WILL EFFECT PAYMENT UNDER THIS LETTER OF CREDIT WITHIN 24 HOURS AFTER PRESENTMENT OF THE SIGHT DRAFT(S).

ISSUER WILL HONOR ANY SIGHT DRAFT(S) PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT AT THE ISSUER’S LETTERHEAD OFFICE OR ANY OTHER FULL SERVICE OFFICE OF THE ISSUER ON OR BEFORE THE ABOVE STATED EXPIRATION DATE, AS SUCH EXPIRATION DATE MAY BE EXTENDED HEREUNDER. IF APPLICABLE, PARTIAL AND MULTIPLE DRAWS AND PRESENTATIONS ARE PERMITTED ON ANY NUMBER OF OCCASIONS. FOLLOWING ANY PARTIAL DRAW (IF APPLICABLE), ISSUER WILL ENDORSE THIS LETTER OF CREDIT AND RETURN THE ORIGINAL TO BENEFICIARY.

ISSUER ACKNOWLEDGES THAT THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THE PROVISIONS OF THAT CERTAIN OFFICE LEASE AGREEMENT DATED                     BETWEEN THE BENEFICIARY AND THE APPLICANT FOR SPACE LOCATED AT 2398 E. CAMELBACK ROAD, SUITE 1060, PHOENIX, ARIZONA 85016 (“LEASE”). THIS STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING TO BENEFICIARY. SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT OR INSTRUMENT REFERRED TO OR RELATED TO HEREIN AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.

THIS LETTER OF CREDIT WILL BE AUTOMATICALLY EXTENDED EACH YEAR WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE EXPIRATION DATE HEREOF, AS EXTENDED, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE, ISSUER NOTIFIES BENEFICIARY BY REGISTERED MAIL THAT IT ELECTS NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. NOTICE OF NON-EXTENSION WILL BE GIVEN BY ISSUER TO BENEFICIARY AT BENEFICIARY’S ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS AS BENEFICIARY MAY DESIGNATE TO ISSUER IN WRITING AT ISSUER’S LETTERHEAD ADDRESS.

THIS LETTER OF CREDIT IS FREELY TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART), AND THE NUMBER OF TRANSFERS IS UNLIMITED. THE ISSUING BANK IS THE ONLY BANK AUTHORIZED TO ACT AS THE TRANSFERRING BANK. ISSUER AGREES THAT IT WILL EFFECT ANY TRANSFERS IMMEDIATELY UPON PRESENTATION TO ISSUER OF THE ORIGINAL OF THIS LETTER OF CREDIT TOGETHER WITH A WRITTEN TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT “B,” COMPLETED AS APPROPRIATE. SUCH TRANSFER WILL BE EFFECTED AT NO COST TO APPLICANT. ANY TRANSFER FEES ASSESSED BY ISSUER WILL BE PAYABLE SOLELY BY BENEFICIARY, AND THE PAYMENT OF ANY TRANSFER FEES WILL NOT BE A CONDITION TO THE VALIDITY OR EFFECTIVENESS OF THE TRANSFER OR THIS LETTER OF CREDIT.

ISSUER WAIVES ANY RIGHTS IT MAY HAVE, AT LAW OR OTHERWISE, TO SUBROGATE TO ANY CLAIMS BENEFICIARY MAY HAVE AGAINST APPLICANT OR APPLICANT MAY HAVE AGAINST BENEFICIARY.

EXCEPT AS OTHERWISE EXPRESSLY MODIFIED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE.

ISSUER:

By:

AUTHORIZED SIGNATURE

Its:

EXHIBIT A TO FORM OF LETTER OF CREDIT

Sight Draft

For Letter of Credit No.

The undersigned Beneficiary hereby certifies that:

1.	An Event of Default (as defined in that certain Office Lease Agreement dated (“Lease”) executed by and between Beneficiary, as landlord, and Applicant as Tenant) has occurred by Tenant; and

2.	$ is due to Beneficiary pursuant to the terms and conditions of the Lease, and Beneficiary hereby demands payment of said amount pursuant to the Letter of Credit.

BENEFICIARY

By:

Name:

Its:

Date:

EXHIBIT K

MOISTURE AND MOLD CONTROL INSTRUCTIONS

Because exercising proper ventilation and moisture control precautions will help maintain Tenant’s comfort and prevent mold growth in the Premises, Tenant agrees to adopt and implement the following guidelines, to avoid enveloping excessive moisture or mold growth:

1. Report any maintenance problems involving water, moist conditions, or mold to the Property Manager promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth.

2. Do not block or inhibit the flow of return or make up air into the HVAC system. Maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.

3. Regularly conduct janitorial activities, especially in bathrooms, kitchens, and janitorial spaces, to remove mildew and prevent or correct moist conditions.

4. Maintain water in all drain taps at all times.

Dated: March 19, 2018

TENANT:

Dermavant Sciences, Inc., a Delaware corporation

By:	/s/ Vince Ippolito (Mar 19, 2018)
Name:	Vince Ippolito
Title:	President & Chief Operating Officer

K-l

EXHIBIT L

OPTION TO EXTEND TERM

1. Landlord hereby grants Tenant one (1) option (“Option to Extend Term”) to extend the Term for the entire Premises only, subject to and in accordance with the terms of this Exhibit. The Option to Extend Term shall extend the Term for an additional consecutive period of five (5) years (“Extended Term”), commencing upon the expiration of the initial Term (“Initial Term”). If Tenant exercises the Option to Extend Term, all of the terms contained in this Lease shall continue in full force and effect during the Extended Term, except with respect to the following:

(a) Base Rent for the Extended Term shall be adjusted on the first day of the Extended Term to the then Fair Market Rental Value of the Premises, including escalations, but in no event less than the Base Rent payable immediately preceding the Extended Term. The term “Fair Market Rental Value of the Premises” shall be Landlord’s good faith calculation of the then prevailing fair market rental rate for the Premises as of the commencement of the Extended Term, based upon the prevailing market rental rate for renewal space at Comparable Buildings. “Comparable Buildings” are defined to mean all office buildings in the Complex, all comparable/similar Class “A” office buildings then in existence which are generally located at the southeast corner of 24th Street and Camelback Road and comprise the complex commonly known as “The Esplanade,” and all comparable/similar Class “A” office buildings which may be in existence which are generally located at the southwest corner of 24th Street and Camelback Road and comprise the complex commonly known as “24th At Camelback”;

(b) Tenant shall have no further right to extend the Term whether pursuant to the provisions of this Exhibit or otherwise; and

(c) Landlord shall lease the Premises to Tenant in its then-current condition, and Landlord shall not provide to Tenant any allowances or other tenant inducements.

2. The Option to Extend Term shall be exercised, if at all, only by written notice (“Notice to Extend Term”) delivered by Tenant to Landlord at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the Initial Term, time being critical and of the essence. If Tenant does not deliver the Notice to Extend Term within the time period set forth herein, the Option to Extend Term shall lapse and Tenant shall have no right to extend the Initial Term. Within a reasonable period of time after Landlord’s receipt of the Notice to Extend Term, Landlord shall provide Tenant written notice setting forth the Fair Market Rental Value of the Premises for the Extended Term (“Extension Rental Notice”), including any step increases over the Extended Term. Within seven (7) days after the date Landlord delivers the Extension Rental Notice to Tenant, Tenant shall, by written notice delivered to Landlord, either (i) accept the Fair Market Rental Value of the Premises as stated in the Extension Rental Notice (“Notice of Acceptance”), or (ii) reject the Fair Market Rental Value of the Premises as stated in the Extension Rental Notice (“Notice of Rejection”).

L-l

3. If Tenant delivers the Notice of Acceptance in the manner and within the time frames herein provided, this Lease shall be deemed extended at the Base Rent and upon the terms specified in this Exhibit without the need for any further notice or documentation. If Tenant does not deliver to Landlord either the Notice of Acceptance or the Notice of Rejection within the said seven (7)-day period, the same shall constitute Tenant’s Notice of Rejection, which shall be deemed delivered on the said seventh (7th) day. If Tenant delivers, or is deemed to have delivered, the Notice of Rejection to Landlord within the said seven (7)-day period, this Lease shall expire upon the Expiration Date of the Initial Term, unless terminated earlier in accordance with the provisions of this Lease. The Notice of Acceptance or Notice of Rejection, as the case may be, shall be irrevocable, and shall be binding upon both Landlord and Tenant without the need for any further documentation.

4. If, within thirty (30) days after Landlord’s receipt of the Notice of Acceptance, either party shall request that both parties enter into an amendment documenting the Extended Term and Base Rent during the Extended Term, Landlord shall prepare an amendment to this Lease setting forth the Extended Term and Base Rent for the Extended Term pursuant to this Section (“Extended Term Amendment”). The Extended Term Amendment shall be submitted to Tenant for execution and Tenant shall have twenty (20) days after receipt thereof from Landlord in which to execute and deliver the Extended Term Amendment to Landlord, and Landlord shall have twenty (20) days after receipt of the same from Tenant in which to execute the Extended Term Amendment and deliver one (1) fully executed copy to Tenant. The failure of either or both Landlord or Tenant to execute the Extended Term Amendment shall not have the effect of nullifying Tenant’s Notice of Acceptance, and this Lease shall nevertheless be extended for the Extended Term as herein provided.

5. The Option to Extend Term shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option to Extend Term and at all times prior to, and upon the date of, the commencement of the Extended Term, Tenant shall not be in default under any of the provisions of this Lease beyond the expiration of any applicable cure period, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion). Notwithstanding anything otherwise set forth herein, Tenant’s rights under this Exhibit shall sooner terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant vacates or abandons the Premises or any material portion thereof, or (3) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

6. The Option to Extend Term is personal to the originally-named Tenant executing this Lease and any assignee pursuant to a Permitted Transfer. If said Tenant assigns this Lease or its interest in the Premises or sublets all or any portion of the Premises prior to the exercise of the Option to Extend Term, other than pursuant to a Permitted Transfer, the Option to Extend Term shall lapse. If said Tenant assigns this Lease or its interest in the Premises or sublets all or any portion of the Premises after the exercise of an Option to Extend Term, but prior to the commencement of the Extended Term, other than pursuant to a Permitted Transfer, the Option to Extend Term shall lapse and this Lease shall expire as if the Option to Extend Term had not been exercised, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion).

L-2